EXHIBIT 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the annual report on Form 20-F of Aluminum Corporation of China Limited (the "Company") for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof, I, XIONG Weiping, Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2014

By: /s/ XIONG Weiping
Name: XIONG Weiping
Title: Chairman of the Board of Directors